SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 8, 2002

Date of Report (date of earliest event reported)

SCM MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22689	77-0444317

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47211 Bayside Parkway
Fremont, California 94538

(Address of principal executive offices)

(510) 360-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 3.3
EXHIBIT 4.1
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On November 8, 2002, SCM Microsystems, Inc. (the “Company”) declared a dividend of one (1) Preferred Share Purchase Right (collectively, the “Rights”) on each share of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) outstanding as of the close of business on November 25, 2002. The terms of the Rights are governed by a Preferred Stock Rights Agreement, dated as of November 8, 2002 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     On November 14, 2002, the Company issued a press release announcing that the Company had approved adoption of the Rights Agreement. The press release is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

Exhibit
Number	Description

3.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of SCM Microsystems, Inc.
4.1	Preferred Stock Rights Agreement, dated as of November 8, 2002, between SCM Microsystems, Inc., a Delaware corporation, and American Stock Transfer & Trust Company.
99.1	Press release of SCM Microsystems, Inc. issued on November 14, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2002	SCM MICROSYSTEMS, INC.

	By:	/s/ Andrew Warner

Andrew Warner Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

3.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of SCM Microsystems, Inc.
4.1	Preferred Stock Rights Agreement, dated as of November 8, 2002, between SCM Microsystems, Inc., a Delaware corporation, and American Stock Transfer & Trust Company.
99.1	Press release of SCM Microsystems, Inc. issued on November 14, 2002.